UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 14, 2006

NATUREWELL INCORPORATED (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26108 (Commission File Number)	94-2901715 (IRS Employer Identification No.)

110 West C Street, San Diego, California 92101 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (619) 234-0222

Copies to: Darrin M. Ocasio, Esq. Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas New York, New York 10018 Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Financial Officer

Effective August 15, 2006 the Company re-appointed Robert T. Malasek to serve as its Chief Financial Officer and Secretary. Mr. Malasek had previously served as Controller for the Company from September of 2001 until October of 2002 at which time he began serving as Chief Financial Officer and Secretary until his resignation in May of 2005. From May 2005 until the present Mr. Malasek has rendered accounting consulting services to a variety of clients (including the Company), including a number of public companies. From September 1987 until August 1999 Mr. Malasek was employed with Starwood Hotel & Resorts Worldwide, Inc. in a number of positions within the accounting department and became Assistant Controller in 1998 until his departure in 1999. Mr. Malasek received his Bachelor of Science in Accountancy from San Diego State University in 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: August 18, 2006	/s/ James R. Arabia James R. Arabia President, Chief Executive Officer and Chairman of the Board